UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2007

SELECT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-32499	23-2872718
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055
(Address of principal executive offices) (Zip Code)
(717) 972-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Stock Purchase Agreement
Select Medical Corporation Press Release

Item 1.01 Entry into a Material Definitive Agreement
     On March 26, 2007, Select Medical Corporation (“Select”), Nexus Health Systems, Inc. (“Nexus”), Neurobehavioral Management Services L.L.C., Nexus Health Inc. and the stockholders of Nexus Health Systems, Inc. entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which Select has agreed to acquire substantially all of the assets of Nexus for approximately $49.0 million in cash plus the assumption of a capital lease. The purchase price is subject to adjustment based on Nexus’s net working capital, cash and indebtedness on the closing date.
     The transaction, which is expected to close in the second quarter of 2007, is subject to a number of closing conditions, including receipt of regulatory approvals.
     The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is attached to this report as Exhibit 2.1 and is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure
     On March 27, 2007, Select Medical Corporation issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is attached to this report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description
2.1	Stock Purchase Agreement among Select Medical Corporation, Nexus Health Systems, Inc., Neurobehavioral Management Services L.L.C., Nexus Health Inc. and the stockholders of Nexus Health Systems, Inc. dated March 26, 2007.

99.1	Select Medical Corporation Press Release dated March 27, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION

Date: March 28, 2007	By:	/s/ Michael E. Tarvin

Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement among Select Medical Corporation, Nexus Health Systems, Inc., Neurobehavioral Management Services L.L.C., Nexus Health Inc. and the stockholders of Nexus Health Systems, Inc. dated March 26, 2007.

99.1	Select Medical Corporation Press Release dated March 27, 2007.